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                               [KPMG LETTERHEAD]


To the Board of Directors of PetroFina S.A.



We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the registration statement on Form S-8 of PetroFina S.A. of our report dated January 27, 1997, with respect to the financial statements of the Branch of Fina Exploration Norway S.C.A. for the years ended December 31, 1995 and 1996, which report appears in the Annual Report on Form 20-F of PetroFina S.A. for the year ended December 31, 1997.


Sandvika, Norway
KPMG as
July 13, 1998


/s/ JORGEN LORENTZEN-STYR
---------------------------
Jorgen Lorentzen-Styr